UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Report as of May 28, 2003

GENERAL BINDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

Commission File Number 0-2604

36-0887470
(I.R.S. employer identification No.)

One GBC Plaza,
Northbrook, Illinois 60062
(Address of principal executive offices, including zip code)

(847) 272-3700
(Registrant's telephone number, including area code)

Item 5. Other Events

        Mr. Gary Coughlan did not stand for re-election to the Company's Board of Directors at the Company's Annual Meeting of Stockholders held on May 22, 2003.  Mr. Coughlan had been Chairman of the Company's Audit Committee of the Board.

        Mr. George V. Bayly has been appointed by the Board to sit on the Company's Audit Committee, replacing Mr. Coughlan.  Mr. G. Thomas Hargrove will replace Mr. Coughlan as the new Chairman of that Committee.  The third member of the Committee continues to be Mr. A. C. Nielsen, Jr.  Messrs. Hargrove, Bayly and Nielsen are all independent directors as defined by the NASDAQ National Market listing standards.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                                          GENERAL BINDING CORPORATION

                                                                                                                           By: /s/ Steven Rubin
                                                                                                                           Steven Rubin
                                                                                                                           Vice President, Secretary &
                                                                                                                           General Counsel
                                                                                                                           May 28, 2003

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